                           CERTIFICATE OF AMENDMENT TO

                            CERTIFICATE OF FORMATION

                                       OF

                              CINERGY PROPANE, LLC

1.   The name of the limited liability company is Cinergy Propane, LLC.

2.   The  Certificate  of Formation of the limited  liability  company is hereby amended by changing  Article  FIRST  thereof so that,  as amended,  Article
     FIRST shall be and read as follows:

     FIRST: The name of the Company shall be: Ohio River Valley Propane, LLC.

3.   This  Certificate  of Amendment to the  Certificate  of Formation  shall be effective as of March 14, 2002.

     IN WITNESS  WHEREOF,  the  undersigned  has executed  this  Certificate  of
Amendment of Cinergy Propane, LLC effective as of March 14, 2002.

                                              By:      /s/ Michael J. Cyrus
                                                      -------------------------
                                                       Michael J. Cyrus
                                                       President